China Biologic Products

CBPO.OB

Price (04/30/09):	$ 3.55
52-Week Range:	$ 1.05 - $ 5.50
Market Value:	$ 76.7 M
Shares Outstanding - Diluted (as of 12/31/08):	21.6 M
Revenues (FY08):	$ 46.8 M
Net Income (FY08):	$ 12.0 M
EPS-Diluted (FY08):	$ 0.56
P/E-Diluted (FY08):	6.3X
Fiscal Year End:	December 31



COMPANY DESCRIPTION - China Biologic Products, Inc. (CBPO.OB) through its indirect majority-owned subsidiary, Shandong Taibang, and equity investments in Xi'an Huitian and Chongqing Dalin, is currently the largest non-state-owned plasma-based biopharmaceutical company approved by the Chinese government. The company is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development, and commercial operations. Blood products are biological products used in biological active preparation to collect healthy blood for raw materials, which are manufactured through biological processes or separation and purification technologies. Blood products are irreplaceable in the application of medical emergencies, and prevention & treatment for various diseases.


Shandong
Shaanxi
Guizhou
Guangxi

INVESTMENT HIGHLIGHTS

Guidance 2009:

2009 Full Year Range of Revenue: $90 to $100 million
2009 Full Year Range of Net Income: $18 to $22 million

Revenue USD in Millions


CAGR=52.9%
11.6
22.2
32.4
46.8
2005
2006
2007
2008

Gross Profit USD in Millions


Gross Margin
46.3%
56.8%
69.3%
70.0%
CAGR=85.8%
5.1
12.6
22.5
32.7
2005
2006
2007
2008

Net Income USD in Millions


(US$ in Millions)
CAGR=110%
1.3
3.8
8.2
12.0
2005
2006
2007
2008
EPS-Diluted
$0.07
$0.18
$0.37
$0.56

Securing its Plasma Supply and Acquiring Competitors - There are currently 32 GMP certified plasma-based biopharmaceutical companies in China. With the recent acquisitions of Xi'an Huitian and Chongqing Dalin, the Company currently has ownership in 3 out of those 32 and has secured its plasma supply with direct, minority or majority ownership in 16 of about 100 plasma collection stations in China, collecting approximately 580 tons of plasma per year. The acquisitions have also increased the Company's production capacity, expanded its geographic presence to cover the North, South and West of China, and transformed China Biologic into the largest non-state-owned producer of plasma-based products in China.

Government Reform Increases Barriers to Entry - include reforming blood collection stations, GMP certification requirements for collection stations limited allowance of new collection stations, more strict inspection standards on GMP certifications for all the plasma-based manufacturers and restrictions on imported products from international sources except for human albumin and human coagulation factor VIII. All these mandates have increased regulatory scrutiny of the plasma-based pharmaceutical industry in China, imposed significant barriers to new entry, and unleashed a consolidation process that creates a favorable industry structure.

Rising Demand of Plasma-based Products - Blood products are necessities and cannot be substituted when it comes to the treatment of special diseases such as rabies, kidney diseases and other life threatening diseases. Driven by rising income levels, an aging population and strong government support, China's public healthcare expenditures are expected to grow faster than the overall economy over the next several years. Such growth creates a favorable environment for China Biologic's expansion in the biopharmaceutical industry.

Profitable Business Model - Over the past four years, China Biologic has successfully expanded the scale of its business and delivered significant revenue and profit growth. Revenue for fiscal year 2008 increased 44.3% year-over-year to $46.8 million. Gross profit rose 45.7% in the same period to $32.7 million, representing a gross margin of 70%. Net income for fiscal year 2008 rose 46.5% year-over-year to $12.0 million, or $0.56 per diluted share. The Company's revenue guidance for 2009 is between $90 million to $100 million, and the net income is estimated to be in the range of $18 million to $22 million. The Company enjoys a preferential income tax rate of 15% versus the regular rate of 25%, which was effective as of January 1, 2008.

Compelling Growth Strategy - Due to the current shortage in plasma supply primarily because of government reforms of plasma collection practices, China Biologic has taken additional measures to improve the quality management of its existing plasma collection stations, which have been well recognized by the government. The Company also plans to apply for new collection licenses as part of its strategy to secure high quality plasma supply which will support its growth objectives. In addition, the Company is driving the consolidation of the plasma-based biopharmaceutical industry via acquisitions. The recent acquisitions of Xi'an Huitian and Chongqing Dalin, which have approximately 7.4% and 0.8% market share, respectively, combined with Shandong Taibang's current 6.9% market share, provides China Biologic with a total market share of approximately 15.1%.

Strong Initiative to Expand Product Offerings - China's plasma-based biopharmaceutical industry is at an early developmental stage as compared to developed countries. Only one third of products that are generally available in developed countries are produced in China. This disparity provides China Biologic with an opportunity to expand its product offering by developing and marketing more advanced, high-end plasma-based products, with higher margins and more efficient utilization of its plasma supply.

PRODUCT PORTFOLIO

Unlike in other more developed countries, China's plasma-based biopharmaceutical products are at an initial stage of development. Currently, there are many other plasma based products that are being used abroad which are not being manufactured in China due in large part to a lack of technical know-how. The Company intends to strengthen its research and development capability so as to expand its product range to higher-margin, technologically more advanced plasma-based biopharmaceutical products.

The Company currently supplies 19 biopharmaceutical products in seven major categories as follows:

- Human Albumin: - 10%/20ml, 10%/50ml, 10%/100 ml, 20%/10ml, 20%/25ml, 20%/50ml and 25%/50ml
- Human Hepatitis B Immunoglobulin - 100IU, 200IU, 400IU
- Human Immunoglobulin - 10%/3ml and 10%/1.5ml
- Human Immunoglobulin for Intravenous Injection - 5%/50ml and 5%/100ml
- Thymopolypeptides Injection - 20mg/2ml, 5mg/2ml
- Human Rabies Immunoglobulin - 100IU, 200IU and 500IU
- Human Tetanus Immunoglobulin - 250IU

Revenue Breakdown by Products Full Year 2008



7.7%
3.2%
2.4%
22.0%
6.9%
57.8%
Human Albumin
Human Tetanus Immunoglobulin
Human Rabies Immunoglobulin
Human Immunoglobulin for Intravenous Injection
Human Hepatitis B Immunoglobulin
Others

SELECTED FINANCIAL DATA

China Biologic Products, Inc.,
Consolidated Income Statement (US$)

	Year Ended December 31, Audited		
	2008	2007	2006
Revenue	46,751,160	32,398,669	22,230,570
Cost of Sales	14,040,602	9,945,921	9,601,605
Gross Profit	32,710,558	22,452,748	12,628,965
Operating Expenses	12,374,787	9,695,333	6,443,955
Operating Income	20,335,771	12,757,415	6,185,010
Total Other Expenses	449,656	511,577	313,837
Income Before Provision For Income Taxes			
And Minority Interest	19,886,115	12,245,838	5,871,173
Provision For Income Taxes	4,596,603	2,074,560	750,095
Net Income Before Minority Interest	15,289,512	10,171,278	5,121,078
Less Minority Interest	3,303,841	1,991,902	1,304,241
Net Income	11,985,671	8,179,376	3,816,837
Earnings per share - Diluted	0.56	0.37	0.18
Weighted average number of shares - Diluted	21,556,342	21,861,014	21,434,942

	Year Ended December 31, Audited		
	2008	2007	2006
Cash and cash equivalents	8,814,616	5,010,033	4,268,220
Total current assets	25,195,816	15,727,332	15,540,500
Total assets	67,169,392	33,305,245	24,474,643
Total current liability	18,928,777	6,577,522	8,799,316
Long term liabilties	5,868,000	-	641,000
Total liabilites	25,120,484	6,881,608	9,440,316
Total shareholders' equity	37,837,114	22,395,625	12,725,840

FOR FURTHER INFORMATION

Company Contact:

Mr. Y. Tristan Kuo
Chief Financial Officer
China Biologic Products, Inc.
Tel: +86-538-6202206
Email: IR@chinabiologic.com
www.chinabiologic.com

Investor Relations Contact:

Mr. Crocker Coulson, President
CCG Investor Relations
Tel: +1-646-213-1915 or
Mr. Gary Chin, Tel: +1-646-213-1909
Email: crocker.coulson@ccgir.com
www.ccgirasia.com

Business Risks and Forward-Looking Statements